                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             DATATEC SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   94-291423
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                      (I.R.S. employer identification no.)

                     23 Madison Road, Fairfield, New Jersey       07004
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               (Address of principal executive offices)         (Zip Code)

  DATATEC SYSTEMS, INC. AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN
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                            (Full title of the plan)

                                  Isaac J. Gaon
                             Chief Executive Officer
                              Datatec Systems, Inc.
                                 23 Madison Road
                          Fairfield, New Jersey 07004
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                     (Name and address of agent for service)

                                 (973) 808-4000
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          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed        Proposed
      Title of                                           maximum         maximum
     securities                    Amount               offering        aggregate          Amount of
       to be                        to be               price per       offering         registration
     registered                 registered(1)           share(2)        price(2)            fee(3)
-----------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value
per share                     1,000,000 Shares            $.68          $680,000           $170
=====================================================================================================

(1)      Represents additional shares of Datatec Systems, Inc. common stock, par value $.001 per share (the "Common  Stock"),  to be issued  pursuant to the Datatec  Systems,  Inc.  Amended and Restated 1998  Employee  Stock
         Purchase Plan.

(2)      Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of
         1933,  as amended,  based  on  $.68,  the per share average of high and low sale  prices of the  Registrant's  Common  Stock as reported on the
         Nasdaq National Market ("Nasdaq") on October 8, 2001.

(3)      Registration  fees were previously paid for the Datatec  Systems,  Inc.
         1998  Employee  Stock  Purchase  Plan  filed  as part  of  Registration
         Statement  No.  333-48757  on Form S-8  covering  the  registration  of
         750,000 shares of Common Stock. The fee being paid herewith pertains to the 1,000,000 additional shares of Common Stock.

                                       -2-

                                EXPLANATORY NOTE

            Datatec Systems,  Inc. (the "Registrant")  filed with the Securities and Exchange  Commission  Registration  Statement No. 333-48757 on Form S-8 (the
"Prior  Registration  Statement")  under the Securities Act of 1933, as amended, covering  the  registration  of 750,000  shares of Common Stock  authorized  for issuance under the Datatec Systems,  Inc. 1998 Employee Stock Purchase Plan (the
"Plan").  On May 9, 2001,  the Plan was  amended  and  restated  by the Board of
Directors to increase the number of shares available for issuance  thereunder by
1,000,000. Accordingly, the total number of shares of Common Stock available for issuance under the Plan is 1,750,000.  This registration statement registers the additional  1,000,000  shares of the same class of Common Stock  authorized  for issuance  under the Plan.  Pursuant to General  Instruction  E to Form S-8,  the
contents of the Prior  Registration  Statement,  including periodic reports that the Registrant filed after the Prior Registration  Statement to maintain current information about the Registrant, are incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits

Exhibit Index

            *4.1        Amended and Restated Datatec Systems, Inc. 1998 Employee
                        Stock Purchase Plan.

            *5.1        Opinion of Olshan  Grundman  Frome  Rosenzweig & Wolosky
                        LLP.

            *23.1       Consent of Arthur Andersen LLP.

            *23.2       Consent of Olshan  Grundman  Frome  Rosenzweig & Wolosky
                        LLP (included in Exhibit 5.1).

            *24.1       Power of Attorney  (included  on the  signature  page of
                        this Registration Statement).

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*  Filed herewith

                                   SIGNATURES
                                   ----------

            Pursuant  to the  requirements  of the  Securities  Act of 1933,  as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized in the City of Fairfield,  State of New Jersey,  on this 9th day of October, 2001.

                                              DATATEC SYSTEMS, INC.

                                              By:  /s/ Isaac J. Gaon
                                                   ----------------------------
                                                   Isaac J. Gaon
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below constitutes and appoints Isaac J. Gaon and Robert H. Friedman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution  and  resubstitution,  for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments)  to this  Registration  Statement,  and to file  the  same  with all exhibits  thereto,  and  other  documents  in  connection  therewith,  with  the
Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them,  full power and  authority to do and perform each and every act and thing  requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person,  hereby ratifying and confirming all that said  attorney-in-fact  and agent or his  substitute may lawfully do or cause to be done by virtue thereof.

            Pursuant  to the  requirements  of the  Securities  Act of 1933,  as amended,  this  Registration  Statement  has been signed below by the  following persons in the capacities and on the dates indicated.

      SIGNATURE                     TITLE                            DATE
      ---------                     -----                            ----

/s/ Isaac J. Gaon           Chairman of the Board,             October 9, 2001
-----------------           Chief Executive Officer
Isaac J. Gaon               and Acting Chief
                            Financial Officer
                            (principal executive and
                            financial officer)

/s/ David Milch             Director                           October 9, 2001
---------------
David Milch

/s/ Robert H. Friedman      Director                           October 9, 2001
----------------------
Robert H. Friedman

/s/ William J. Adams       Director                            October 9, 2001
--------------------
William Adams

/s/ Frank Brosens          Director                            October 9, 2001
-----------------
Frank Brosens

/s/ Walter Grossman        Director                            October 9, 2001
-------------------
Walter Grossman

/s/ Mark Berenblut         Director                            October 9, 2001
------------------
Mark Berenblut

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